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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2003

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0001-13459 (Commission file number)	043218510 (IRS employer identification no.)
600 Hale Street, Prides Crossing, MA 01965 (Address of principal executive offices) (Zip code)

(617) 747-3300
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

        Registrant is filing this Form 8-K in order to file a recent earnings press release, which is attached below. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: January 30, 2003	/s/ DARRELL W. CRATE DARRELL W. CRATE Executive Vice President, Chief Financial Officer and Treasurer (and also as Principal Financial and Accounting Officer)

AFFILIATED MANAGERS GROUP, INC.
Contact:	Darrell W. Crate Affiliated Managers Group, Inc. (617) 747-3300

AMG Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002

Company Reports Cash EPS for Fourth Quarter of $1.13,
Full Year 2002 of $4.41

Boston, MA, January 29, 2003—Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2002.

Cash earnings per share ("Cash EPS") for the fourth quarter and full year 2002 were $1.13 and $4.41, respectively. (Cash EPS is the Company's reported EPS figure plus non-cash charges on a per share basis which arise from the use of the purchase method of accounting. The Company considers Cash EPS to be the most meaningful measure of its financial performance.) Diluted earnings per share for the fourth quarter and full year 2002 were $0.60 and $2.48, respectively. Cash Net Income (net income plus the non-cash charges for depreciation and amortization and deferred taxes related to intangible assets) was $25.0 million for the fourth quarter and $99.6 million for the full year 2002. These operating results reflect changes in the accounting for intangible assets as a result of the implementation of Financial Accounting Standard No. 142 in the first quarter of 2002, and therefore are not directly comparable to operating results for the fourth quarter and full year 2001. For the fourth quarter of 2002, revenue was $118.3 million, compared to $110.5 million for the fourth quarter of 2001. EBITDA for the fourth quarter of 2002 was $33.3 million, compared to $35.3 million for the same period of 2001.

For the year ended December 31, 2002, revenue was $482.5 million, while EBITDA was $138.8 million. These results compare to $408.2 million and $132.1 million for the same period of 2001.

Aggregate client cash flows from directly managed assets were net outflows of $260 million for the fourth quarter and net inflows of $383 million for the full year 2002, resulting in an increase of $1.9 million in annualized EBITDA for 2002. Outflows from overlay assets for the fourth quarter and full year 2002 were $31 million and $1.1 billion, respectively. The aggregate assets under management of AMG's affiliated investment management firms at December 31, 2002 were $70.8 billion.

"AMG continues to benefit from the diversity of investment styles, client types and distribution channels among our group of high quality, mid-sized investment managers," stated William J. Nutt, Chairman and Chief Executive Officer. "The stability of our earnings throughout the difficult market environment during 2002 continues to evidence the strength of our business model." Mr. Nutt continued, "While the equity market conditions generally favored our value-oriented Affiliates such as Tweedy, Browne and Third Avenue, many of our growth-oriented Affiliates, including Friess and Frontier, produced strong relative performance in 2002. With our Affiliates' proven investment disciplines and their commitment to providing strong investment performance and superior client service, AMG is well positioned for continued growth when market conditions improve."

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

"Our Affiliate Development team made significant progress during this past year in promoting individual and collective growth opportunities for our Affiliates," stated Sean M. Healey, President and Chief Operating Officer. "For example, we created our first multi-Affiliate product when we launched Multiple Attribute Portfolios (MAPs), a series of diversified portfolios managed by independent specialty managers selected from among our Affiliates. In addition, we recently announced the launch of a separate account distribution platform, Portfolio Services Group (PSG), which will enable our Affiliates with appropriate products to enter the broker-sold channel."

Mr. Healey added, "Another important achievement this past year was the addition of Third Avenue Management to our group of Affiliates. Third Avenue Management, the highly regarded adviser to the Third Avenue Value family of no-load mutual funds, broadens our participation in the mutual fund distribution channel and enhances our diversity with exposure to real estate and distressed debt investments."

AMG is an asset management company which acquires and holds majority interests in a diverse group of mid-sized investment management firms. AMG's strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG's innovative transaction structure allows individual members of each Affiliate's management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

The investment management services accessed through the multi-Affiliate portfolios discussed in this press release are provided by the registered investment advisory Affiliates of AMG, and not by AMG itself. Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG's filings with the Securities and Exchange Commission. Reference is hereby made to the "Cautionary Statements" set forth in the Company's Form 10-K for the year ended December 31, 2001.

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

Financial Tables Follow

A teleconference will be held with AMG's management at 11:00 a.m. Eastern Time today. Parties interested in listening to the teleconference should dial 1-800-218-9073 (domestic calls) or 1-303-262-2191 (international calls) starting at 10:45 a.m. Eastern Time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will be available for replay from approximately one hour after the conclusion of the call until 5:00 p.m. Eastern Time on Wednesday, February 5, 2003. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 520717. The live call and the replay (through February 5, 2003) may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG's Web site at www.amg.com.

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended 12/31/01	Three Months Ended 12/31/02
Revenue	$110,488	$118,312
EBITDA (A)	$35,338	$33,295
Net Income	$12,600	$13,262
Cash Net Income (B)	$21,691	$24,991
Average shares outstanding—diluted	22,886,908	22,169,274
Earnings per share—diluted	$0.55	$0.60
Cash earnings per share—diluted (C)	$0.95	$1.13
	December 31, 2001	December 31, 2002
Cash and cash equivalents	$73,427	$27,708
Senior debt	$452,894	$459,023
Stockholders' equity	$543,340	$571,861

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Twelve Months Ended 12/31/01	Twelve Months Ended 12/31/02
Revenue	$408,210	$482,536
EBITDA (A)	$132,143	$138,831
Net Income	$49,989	$55,942
Cash Net Income (B)	$84,090	$99,552
Average shares outstanding—diluted	22,732,129	22,577,233
Earnings per share—diluted	$2.20	$2.48
Cash earnings per share—diluted (C)	$3.70	$4.41

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except as indicated)

	Three Months Ended 12/31/02	Twelve Months Ended 12/31/02
Assets under management (at period end, in millions):	$70,809	$70,809
Revenue:	$118,312	$482,536
Owners' Allocation (D):	$56,685	$243,403
EBITDA Contribution (E):	$39,085	$161,946
Reconciliation of EBITDA Contribution to EBITDA:
Total EBITDA Contribution (as above)	$39,085	$161,946
Less, holding company expenses	(5,790)	(23,115)

EBITDA	$33,295	$138,831

Notes:

(A)
EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(B)
Cash Net Income represents net income plus depreciation, amortization and deferred taxes. In periods prior to 2002, Cash Net Income represents net income plus depreciation and amortization.

(C)
Cash earnings per share represents Cash Net Income divided by average shares outstanding.

(D)
Owners' Allocation represents the portion of an Affiliate's revenue which is allocated to the owners of that Affiliate, including AMG, generally in proportion to their ownership interest, pursuant to the revenue sharing agreement with such Affiliate.

(E)
EBITDA Contribution represents the portion of an Affiliate's revenue that is allocated to AMG after amounts retained by the Affiliate for compensation and day-to-day operating and overhead expenses, but before the interest, income taxes, depreciation and amortization expenses of the Affiliate.

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Quarter Ended December 31,		Year to Date December 31,
	2001	2002	2001	2002
Revenue	$110,488	$118,312	$408,210	$482,536
Operating expenses:
Compensation and related expenses	36,531	40,896	134,900	165,909
Amortization of intangible assets	7,584	4,008	28,432	14,529
Depreciation and other amortization	1,507	1,520	5,669	5,847
Selling, general and administrative	18,178	21,892	73,779	84,453
Other operating expenses	3,277	4,691	11,143	15,970

	67,077	73,007	253,923	286,708

Operating income	43,411	45,305	154,287	195,828

Non-operating (income) and expenses:
Investment and other income	(1,159)	(875)	(5,105)	(3,473)
Interest expense	5,246	5,663	14,728	25,217

	4,087	4,788	9,623	21,744

Income before minority interest and taxes	39,324	40,517	144,664	174,084
Minority interest	(18,323)	(18,413)	(61,350)	(80,846)

Income before income taxes	21,001	22,104	83,314	93,238
Income taxes—current	7,121	2,641	27,594	14,062
Income taxes—deferred	1,280	6,201	5,731	23,234

Net income	$12,600	$13,262	$49,989	$55,942

Average shares outstanding—basic	22,191,463	21,755,498	22,136,410	22,019,482
Average shares outstanding—diluted	22,886,908	22,169,274	22,732,129	22,577,233
Earnings per share—basic	$0.57	$0.61	$2.26	$2.54
Earnings per share—diluted	$0.55	$0.60	$2.20	$2.48

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Affiliated Managers Group, Inc. Reports Financial and Operating Results
for Fourth Quarter and Full Year 2002
January 29, 2003

Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2001	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$73,427	$27,708
Investment advisory fees receivable	57,148	50,798
Other current assets	9,464	11,009

Total current assets	140,039	89,515
Fixed assets, net	17,802	19,228
Equity investment in Affiliate	1,732	—
Acquired client relationships, net	319,645	374,011
Goodwill, net	655,311	739,053
Other assets	25,792	21,187

Total assets	$1,160,321	$1,242,994

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$67,136	$93,752
Senior bank debt	25,000	—
Zero coupon convertible debt	227,894	—

Total current liabilities	320,030	93,752
Zero coupon convertible debt	—	229,023
Mandatory convertible debt	200,000	230,000
Deferred taxes	38,081	61,658
Other long-term liabilities	23,795	26,202

Total liabilities	581,906	640,635
Minority interest	35,075	30,498
Stockholders' equity:
Common stock	235	235
Additional paid-in capital	405,087	405,769
Accumulated other comprehensive income	(846)	(244)
Retained earnings	190,502	246,444

	594,978	652,204
Less treasury shares, at cost	(51,638)	(80,343)

Total stockholders' equity	543,340	571,861

Total liabilities and stockholders' equity	$1,160,321	$1,242,994

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SIGNATURES